SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

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VALIC Company I

Global Strategy Fund

2919 Allen Parkway

Houston, Texas 77019

March 7, 2022

Dear Participant:

You are receiving the enclosed information statement (the “Information Statement”) because we wish to notify you of certain changes to the Global Strategy Fund (the “Fund”), a series of VALIC Company I (“VC I”). At a meeting held on August 2-3, 2021 (the “Meeting”), the Board of Directors of VC I (the “Board”) approved a new sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Franklin Advisers, Inc. (“Franklin”), the Fund’s subadviser, and Brandywine Global Investment Management, LLC (“Brandywine”), an affiliate of Franklin, with respect to the Fund. The Sub-Subadvisory Agreement became effective on December 7, 2021 (the “Effective Date”). In connection with the appointment of Brandywine, Franklin allocated the management of the fixed income portion of the Fund’s portfolio to Brandywine on the Effective Date. Franklin continues to manage the equity portion of the Fund’s portfolio.

Also at the Meeting, the Board approved changes to the Fund’s principal investment strategies and techniques. It also approved an amended and restated Advisory Fee Waiver Agreement between VALIC and VC I, on behalf of the Fund. In addition, Fund management determined to change the benchmark index against which the Fund measured its performance. These changes also became effective on the Effective Date. For more information about the Fund’s principal investment strategies and techniques, benchmark index, and risks, please refer to the Fund’s prospectus dated December 7, 2021.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Sub-Subadvisory Agreement and Brandywine.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

Global Strategy Fund

2919 Allen Parkway

Houston, Texas 77019

INFORMATION STATEMENT

REGARDING A NEW SUB-SUBADVISORY AGREEMENT FOR THE

GLOBAL STRATEGY FUND

You have received this Information Statement because on December 7, 2021, you owned interests in the Global Strategy Fund (the “Fund”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board” or the “Directors”) of VALIC Company I (“VC I”) to approve a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Franklin Advisers, Inc. (“Franklin”), the Fund’s subadviser, and Brandywine Global Investment Management, LLC (“Brandywine”), an affiliate of Franklin. Pursuant to the Sub-Subadvisory Agreement, Franklin allocates the management of the fixed income portion of the Fund’s portfolio to Brandywine.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At a meeting held on August 2-3, 2021 (the “Meeting”), the Board, including a majority of the Directors who are not “interested persons” of VC I, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved the Sub-Subadvisory Agreement between Franklin and Brandywine with respect to the Fund. The Sub-Subadvisory Agreement became effective on December 7, 2021, when Brandywine began managing the fixed income portion of the Fund’s portfolio.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about March 7, 2022, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on December 7, 2021 (the “Record Date”) at https://aigrs.com/prospectus-and-reports/information-statements.

The Fund and the Adviser

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1,

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2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 2-3, 2021. VALIC is an indirect, majority-owned subsidiary of American International Group, Inc. (“AIG”).

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as Franklin, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Subadvisory Agreement; however, VALIC contractually agreed to an amended and restated advisory fee waiver agreement that went into effect on December 7, 2021, details of which are provided below. For the fiscal year ended May 31, 2021, the Fund paid VALIC advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement as follows:

Advisory Fees	% of Average Daily Net Assets
$1,458,032	0.50% on the first $500 million; and 0.46% on assets over $500 million

Pursuant to an Amended and Restated Advisory Fee Waiver Agreement effective December 7, 2021, VALIC has contractually agreed to waive the Fund’s advisory fees in order that such fees equal: 0.44% on the first $500 million of the Fund’s average daily net assets, and 0.40% on average daily net assets over $500 million. From August 3, 2021 through December 6, 2021, VALIC had contractually agreed to waive the Fund’s advisory fees such that fees equaled: 0.48% on the first $500 million of the Fund’s average daily net assets, and 0.44% on average daily net assets over $500 million. From January 29, 2020 through August 2, 2021, VALIC had contractually agreed to waive the Fund’s advisory fees in order that such fees equaled: 0.48% on the first $500 million of the Fund’s average monthly net assets, and 0.44% on average monthly net assets over $500 million.

In connection with the appointment of Brandywine, and as set forth in the Fund’s prospectus dated December 7, 2021, the Fund’s principal investment strategies have been revised to reflect the following changed strategies. With respect to the equity portion of the Fund’s portfolio, under normal market conditions, the Fund holds 450 to 600 of the common stocks, or depositary receipts representing such stocks, in the MSCI ACWI Index and Franklin will normally select such stocks on a quarterly basis. Franklin’s multi-factor selection process for equity securities is designed to select stocks for the Fund that have favorable exposure to three investment factors – quality, value and momentum. With respect to the Fund’s fixed income securities, Brandywine follows a value-driven, active, strategic approach to portfolio decisions that considers duration, yield curve exposure, credit exposure, and sector weightings that are based upon the broad investment themes of its global macroeconomic research platform as they apply to fixed income markets. Brandywine has broad discretion to invest in multiple types of fixed income securities of any maturity and duration. The Fund’s assets will not necessarily be divided equally among Franklin and Brandywine. Franklin intends to direct 50% to 80% of the Fund’s assets to equity securities.

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The Sub-Subadvisory Agreement

Under the terms of the Sub-Subadvisory Agreement, subject to the instructions and supervision of Franklin, Brandywine (i) agrees to provide certain investment advisory services with respect to the securities, investments and cash equivalents in the Fund; (ii) may place purchase and sale orders on behalf of the Fund; (iii) shall report daily all transactions effected by Brandywine on behalf of the Fund to Franklin and to other entities as reasonably directed by Franklin or VALIC; (iv) shall adhere to the Fund’s investment objectives, policies and restrictions as provided in the prospectus and statement of additional information of the Fund and shall comply with the rules and regulations of the SEC thereunder in all material respects; (v) shall comply with all reasonable instructions of VALIC or Franklin; (vi) shall be responsible for the distribution to VALIC of a copy of Part II of Brandywine’s Form ADV, as may be required under U.S. federal securities law; and (vii) may, in its discretion, exercise any and all voting rights with respect to the securities of the Fund, unless notified by Franklin that proxy voting decisions shall be made by Franklin or VALIC.

The Sub-Subadvisory Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either: (a) by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the Board, or (b) by a majority of the Fund’s outstanding voting securities. The Sub-Subadvisory Agreement terminates automatically upon its assignment or in the event of the termination of the investment sub-advisory agreement between Franklin and VALIC (the “Sub-Advisory Agreement”) or the Advisory Agreement. It is also terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not less than thirty (30) days’ written notice to Franklin and Brandywine or by Franklin or Brandywine on not less than sixty (60) days’ written notice to the other party and to VALIC. The Sub-Subadvisory Agreement is attached to this Information Statement as Exhibit A, and the description of the Sub-Subadvisory Agreement set forth herein is qualified in its entirety by reference to Exhibit A.

For its services under the Sub-Subadvisory Agreement, Franklin pays Brandywine a monthly fee, computed at one-fourth of the annual rate of 0.28% on all assets, based on the Fund’s average daily net asset value for each month. Neither VALIC nor the Fund is responsible for payment of any sub-subadvisory fees. Accordingly, approval of the Sub-Subadvisory Agreement is not expected to have any impact on VALIC’s profitability.

Factors Considered by the Board

At the Meeting, the Board of VC I, including the Independent Directors, approved the Sub-Subadvisory Agreement between Franklin and Brandywine with respect to the Fund.1

In connection with the approval of the Sub-Subadvisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the Sub-Subadvisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by Brandywine; (2) the key personnel of Brandywine who will provide services to the Fund; (3) Brandywine’s compliance policies and procedures; (4) Brandywine’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by Brandywine as a result of the Sub-Subadvisory Agreement.

1 On March 25, 2020 and June 19, 2020, as a result of health and safety measures put in place to combat the global COVID-19 pandemic, the SEC issued exemptive orders (the “Orders”) pursuant to Sections 6(c) and 38(a) of the 1940 Act, that temporarily exempt registered investment management companies from the in-person voting requirements under the 1940 Act, subject to certain requirements, including that votes taken pursuant to the Orders are ratified at the next in-person meeting. The Board of VC I determined that reliance on the Orders was necessary or appropriate due to the circumstances related to current or potential effects of COVID-19 and therefore, the Meeting was held telephonically in reliance on the Orders.

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In considering whether to approve the Sub-Subadvisory Agreement, the Board also took into account a presentation made at the Meeting by members of management. The Board noted that in accordance with Section 15(c) of the 1940 Act, Brandywine furnished the Board with extensive information in connection with the consideration of the Sub-Subadvisory Agreement. The Independent Directors were separately represented by counsel that is independent of VALIC, Franklin and Brandywine in connection with their consideration of approval of the Sub-Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Brandywine. The Board reviewed information provided by Brandywine relating to Brandywine’s operations and personnel. The Board also noted that Brandywine’s management of the Fund will be subject to the oversight of Franklin, VALIC and the Board, and must be done in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information. The Board also discussed the changes to the Fund’s principal investment strategies as a result of the addition of Brandywine.

The Board considered information provided to them regarding the services to be provided by Brandywine. The Board noted that Brandywine will determine the securities to be purchased or sold on behalf of the debt sleeve of the Fund and that Franklin will continue to be responsible for providing VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and for rendering regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board considered that the delegation of any of such duties to Brandywine will in no way relieve Franklin of its duties under the Sub-Advisory Agreement. The Board reviewed information regarding the qualifications, background and responsibilities of Brandywine’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of Brandywine. The Board also reviewed Brandywine’s brokerage practices. The Board also considered Brandywine’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by Brandywine were expected to be satisfactory and that there was a reasonable basis to conclude that Brandywine would provide a high quality of investment services to the Fund.

Fees and Expenses; Profitability. The Board considered that Franklin is responsible for payment of the sub-sub-advisory fees and that the Sub-Subadvisory Agreement is not expected to have any impact on VALIC’s profitability.

Economies of Scale. For similar reasons as stated above with respect to Brandywine’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in Brandywine’s management of the debt sleeve of the Fund is not a material factor to the approval of the Sub-Subadvisory Agreement.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the Sub-Subadvisory Agreement, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the Sub-Subadvisory Agreement were reasonable.

Conclusions. In reaching its decisions to approve the Sub-Subadvisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the

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materials it reviewed, the representations made, and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that Brandywine possesses the capability and resources to perform the duties required under the Sub-Subadvisory Agreement.

Information about Brandywine

Brandywine is a Delaware limited liability company with principal offices located at 1735 Market Street, Suite 1800, Philadelphia, Pennsylvania 19103. Brandywine acts as adviser or subadviser primarily to individuals, public funds, corporations, pension and profit-sharing plans, Taft-Hartley Plans, endowments and foundations, as well as to other investment company portfolios. As of December 31, 2021, Brandywine’s total assets under management were approximately $67 billion. Brandywine is an indirect wholly-owned subsidiary of Franklin Resources, Inc. (referred to as Franklin Templeton Investments). The following chart lists Brandywine’s principal executive officers and directors and their principal occupations. The business address of each officer and director as it relates to that person’s position with Brandywine is 1735 Market Street, Suite 1800, Philadelphia, Pennsylvania 19103.

Name and Address	Principal Occupation
Mark P. Glassman	Chief Administrative Officer
Christopher D. Marzullo	General Counsel and Chief Compliance Officer
Adam B. Spector	Managing Partner
David F. Hoffman	Senior Managing Director
Henry F. Otto	Senior Managing Director
Steven M. Tonkovich	Senior Managing Director
Patrick S. Kaser	Managing Director

No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, Franklin, Brandywine or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners or shareholders of Franklin or Brandywine.

Brandywine provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to that of the Fund, the nature of services provided by Brandywine may be different. As a sub-subadviser, Brandywine may perform a more limited set of services and assume fewer responsibilities for the Fund than it does for certain funds listed below. The name of each such fund or account, together with information concerning the fund’s assets, and the advisory or sub-advisory fee rates paid (as a percentage of average net assets) to Brandywine for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of 12/31/2021 (millions)	Fee Rate (% of average daily net assets)
BrandywineGLOBAL – Flexible Bond Fund	$247.5	Management fee on IS shares (LFLSX) is 0.55%.
Franklin Brandywine Global Sustainable Income Optimiser Fund	$170.4	Management fee on F shares is 0.55%.

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Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the period ended May 31, 2021, pursuant to the Administrative Services Agreement and MTA, the Fund paid $194,500 and $816 to SunAmerica and VRSCO, respectively.

SunAmerica and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect, majority-owned subsidiary of AIG. VALIC is also an indirect, majority-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and ACS are also affiliates of VALIC. The approval of the Sub-SubAdvisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay brokerage commissions to affiliated broker-dealers for the period ended May 31, 2021.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer and Secretary of VALIC Company I, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

Ownership of Shares

As of the Record Date, there were approximately 26,977,001.75 shares outstanding of the Fund. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy
John T. Genoy President VALIC Company I

Dated: March 7, 2022

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EXHIBIT A

Sub Sub-Advisory Agreement

VALIC Company I

Franklin Advisers, Inc.

Brandywine Global Investment Management, LLC

This Sub Sub-Advisory Agreement (the “Agreement”), is made as of December 7, 2021, by and between Franklin Advisers, Inc. (“Franklin”), a Delaware limited liability company, and Brandywine Global Investment Management, LLC (“BGIM”) a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, Franklin and BGIM are under the common control of Franklin Resources, Inc.;

WHEREAS, Franklin and BGIM are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, Franklin, pursuant to an Investment Sub-Advisory Agreement with The Variable Annuity Life Insurance Company (“VALIC”) dated December 5, 2005, as amended (the “Investment Management Agreement”), has been retained to render investment sub-advisory services to one or more series of VALIC Company I (the “Trust”) specified on Schedule A to the Investment Management Agreement, which appendix currently specifies the Global Strategy Fund (the “Account”); and

WHEREAS, Franklin wishes to engage the portfolio management services of BGIM to assist in the management of the Account, as Franklin determines appropriate from time to time, in its sole discretion.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.        Franklin hereby retains BGIM and BGIM hereby accepts such engagement, to furnish certain investment advisory services with respect to the investment portfolio of the Account, as more fully set forth herein.

(a)         Subject to the instructions and supervision of Franklin, BGIM agrees to provide certain investment advisory services with respect to the securities, investments and cash equivalents in the Account. Franklin will have full responsibility for all investment sub-advisory services provided to the Account under the Investment Management Agreement.

(b)         Both Franklin and BGIM may place all purchase and sale orders on behalf of the Account. The placement of these orders will take place in Philadelphia, Pennsylvania or San Mateo, California.

(c)         Unless otherwise instructed by Franklin or VALIC, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by Franklin or VALIC,

BGIM shall report daily all transactions effected by BGIM on behalf of the Account to Franklin and to other entities as reasonably directed by Franklin or VALIC.

(d)        In performing its services under this Agreement, BGIM shall adhere to the Account’s investment objectives, policies and restrictions as provided in the Prospectus and Statement of Additional Information of the Account and shall comply with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) thereunder in all material respects.

(e)        In carrying out its duties hereunder, BGIM shall comply with all reasonable instructions of VALIC or Franklin in connection therewith. Such instructions may be given by letter, e-mail, telex, telefax or telephone confirmed by telex, provided a certified copy of such instructions has been supplied to BGIM.

(f)        Franklin shall be responsible for the distribution to VALIC of a copy of Part II of BGIM’s Form ADV, as may be required under U.S. federal securities laws.

(g)        Decisions on proxy voting will be made by BGIM unless Franklin notifies BGIM in writing that such decisions are expressly reserved by either Franklin, a named fiduciary of the Account or VALIC. BGIM may in its discretion exercise any and all voting rights with respect to the securities, but it shall not be required to take any action or render any advice with respect to the exercise of such rights, whether by voting proxies solicited or with respect to the issuer of such securities.

2.         In performing the services described above, BGIM shall use its best efforts to obtain for the Account the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by VALIC, BGIM may, to the extent authorized by law and in accordance with the terms of the Account’s Investment Management Agreement which Franklin have notified to BGIM in writing, cause the Account to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, BGIM shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

3.         (a)        Franklin shall pay to BGIM a reasonable fee calculated as described in Schedule 1, which fee shall be payable in U.S. dollars on the first business day of each month as compensation for the services to be rendered and obligations assumed by BGIM during the preceding month. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by Franklin relating to the previous month.

(b)         If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

4.         It is understood that the services provided by BGIM are not to be deemed exclusive. Franklin acknowledges that BGIM may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Account (collectively, “Clients”). Franklin agrees that BGIM may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Account. In providing services, BGIM may use information furnished by others to BGIM and Franklin in providing services to other such Clients.

5.          BGIM agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6.       During the term of this Agreement, BGIM will pay all expenses in connection with its responsibilities under this Agreement. BGIM shall have no responsibility for any brokerage, custodial, transaction, audit, accounting, legal and other costs of the Account.

7.        BGIM shall, unless otherwise expressly provided and authorized, have no authority to act for or represent Franklin, VALIC or the Account in any way, or in any way be deemed an agent for Franklin, VALIC or the Account. BGIM is authorized on behalf of the Account to execute all agreements, instruments and documents that BGIM believes are necessary or advisable in performing its duties in the management of the Account and relate to investments designated in the Prospectus and Statement of Additional Information.

8.       BGIM will treat confidentially and as proprietary information of the Account all records and other information relative to the Account and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Franklin, which approval shall not be unreasonably withheld and may not be withheld where BGIM may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Account.

9.        This Agreement shall become effective on the later of: (i) its execution; and (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either: (a) by the Trustees of the Trust; or (b) a vote of a majority of the outstanding voting securities of the Account, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act of 1940) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the Account if a majority of the outstanding voting securities of the Account (as defined in Rule 18f-2(h) under the Investment Company Act of 1940) votes to approve this Agreement or its continuance.

If any required shareholder approval of this Agreement or any continuance of this Agreement is not obtained, then BGIM will continue to act as investment subadvisor with respect to the Account pending the required approval of the Agreement or its continuance or of a new contract with BGIM or a different adviser or Subadviser or other definitive action; provided, that the compensation received by BGIM in respect of the Account during such period is in compliance with Rule 15a-4 under the Investment Company Act of 1940.

10.        (a)        Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by: (i) VALIC, or the Trustees of the Trust, or a majority of the outstanding voting shares of the Account, upon not less than thirty (30) days’ written notice to Franklin and BGIM; or (ii) Franklin or BGIM upon not less than sixty (60) days’ written notice to the other party and to VALIC.

(b)        This Agreement shall terminate automatically in the event of any transfer or assignment thereof, and in the event of any act or event that terminates the Investment Management Agreement between Franklin and VALIC.

11.        (a)         In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of BGIM, neither BGIM nor any of its directors, officers, employees or affiliates shall be subject to liability to Franklin for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Account.

(b)        Notwithstanding paragraph 11(a), to the extent that Franklin is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Account (a “liability”) for any acts undertaken by BGIM pursuant to authority delegated as described in Paragraph 1(a), BGIM shall indemnify Franklin and each of its affiliates, officers, directors and employees (each an “Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by an Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Indemnified Party, in connection with such liability.

12.      Upon termination of BGIM’s engagement under this Agreement or at the direction of VALIC, BGIM shall forthwith deliver to VALIC, or to any third party at VALIC’s direction, all records, documents and books of accounts which are in the possession or control of BGIM and relate directly and exclusively to the performance by BGIM of its obligations under this Agreement; provided, however, that BGIM shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case BGIM shall provide VALIC or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

13.    Termination of this Agreement or BGIM’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14.      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.      Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service and shall be effective upon receipt. Notices and communications shall be given:

(i)   to Franklin:

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, California 94403

Attn: General Counsel

(ii)   to BGIM:

Brandywine Global Investment Management, LLC

1735 Market Street, Suite 1800

Philadelphia, Pennsylvania 19103

Attn: General Counsel

With a copy to:

Franklin Templeton

One Franklin Parkway

San Mateo, California 94404

Attn: General Counsel

16.     This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.

FRANKLIN ADVISERS, INC.

By:	/s/ Ed Perks
Name:	Ed Perks
Title:	President, Franklin Advisers, Inc.

BRANDYWINE GLOBAL INVESTMENT MANAGEMENT, LLC

By:	/s/ Mark P Glassman
Name:	Mark P. Glassman
Title:	Chief Administrative Officer

Schedule 1

FEES

Fees are payable monthly, computed at one-fourth of the following annual rate based on the average daily net asset value for each month of the Account as reflected on the Custodian’s statement. Fees are due and payable upon receipt of the statement therefor. If this Agreement is terminated, BGIM will bill a pro-rata amount based upon the number of days in the billing period prior to the date of termination.

Global Multi-Sector Total Return

Annual Rate	Market Value Tiers

0.28%	On all assets

VALIC COMPANY I

2919 Allen Parkway

Houston, Texas 77019

Global Strategy Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://aigrs.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a sub-subadvisory agreement is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, at a meeting held on August 2-3, 2021, the Board of Directors (the “Board”) of VC I, including a majority of the directors who are not “interested persons” of VC I (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended, approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Franklin Advisers, Inc. (“Franklin”), the Fund’s subadviser, and Brandywine Global Investment Management, LLC (“Brandywine”), an affiliate of Franklin, with respect to the Fund. The Sub-Subadvisory Agreement became effective on December 7, 2021 (the “Effective Date”). In connection with the appointment of Brandywine, Brandywine began managing the fixed income portion of the Fund’s portfolio on the Effective Date. The equity portion of the Fund’s portfolio continues to be managed by Franklin.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about March 7, 2022, to all participants in a contract or plan who were invested in the Fund as of the close of business on December 7, 2021. A copy of the Information Statement will remain on our website until at least March 7, 2023, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information

Statement until March 7, 2023. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.